UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 28, 2005

LYONDELL CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10145	95-4160558
(Commission File Number)	(I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 652-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The descriptions set forth below are qualified in their entirety by the full text of the documents to which they refer, which documents are filed herewith.

Item 1.01 Entry into a Material Definitive Agreement

Executive Compensation Matters:

Executive Severance Pay Plan

On November 28, 2005, the Compensation and Human Resources Committee (“Compensation and Human Resources Committee”) of the Board of Directors of Lyondell Chemical Company (the “Company”) approved the Amended and Restated Executive Severance Pay Plan (the “Amended Severance Plan”), effective January 1, 2005. The Amended Severance Plan has terms and conditions substantially similar to the previous plan, except as set forth below. In response to the American Jobs Creation Act of 2004 (the “Act”), the Amended Severance Plan modified the provisions related to key employee distributions, minimum retirement payment timing, minimum retirement payment source, constructive termination, option extension and welfare benefits continuation.

The Amended Severance Plan, which generally applies to officers and other key members of management of the Company and certain subsidiaries, provides for the payment of certain benefits to covered employees upon certain terminations following a change in control. If an employee covered under the Amended Severance Plan is terminated by his or her employer without cause, or by the employee for good reason consistent with the terms of the Act, within two years following a change in control, the employee will be entitled to receive from the Company a payment under the Amended Severance Plan equal to one times to three times annual earnings, depending on the employee’s participation level with his or her employer. Covered employees may also receive, at the Company’s expense: (1) payment of an additional amount equivalent to the difference between the vested retirement benefit and the early retirement benefit; (2) payment of welfare benefit coverages following termination, as permitted by the Act; and (3) outplacement services for a period of one year, at a cost not to exceed $40,000. In addition, covered employees will receive a gross-up payment from the Company for the amount of the excise tax liability, if any, imposed pursuant to Internal Revenue Code Section 4999 (or similar excise tax) with respect to any benefits paid in connection with the change in control. The Amended Severance Plan is being filed with this Current Report on Form 8-K as Exhibit 10.17.

Executive Deferral Plan

On November 28, 2005, the Compensation and Human Resources Committee agreed to amend as of December 31, 2004, the existing Executive Deferral Plan (the “Existing Executive Deferral Plan”) such that a participant’s account under the Existing Executive Deferral Plan accrues interest using the previous monthly average of the closing yield to maturity as reported by Bloomberg of the Company’s most junior publicly traded debt as of December 1 of the prior plan year, and agreed to freeze as of December 31, 2004, further deferrals into the Existing Executive Deferral Plan, and adopted the new Executive Deferral Plan (the “New Executive Deferral Plan”), effective January 1, 2005. The New Executive Deferral Plan has terms and conditions substantially similar to the previous plan, except as set forth below. In response to the Act, the

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New Executive Deferral Plan contains new definitions of change in control, disability and financial hardship; different provisions related to available distributions, including key employee distributions, early distributions, de minimums distributions; and new requirements for enrollment, deferral elections and survivor benefit elections. The New Executive Deferral Plan also modifies survivor benefits and interest crediting rate and establishes new requirements for deferral distribution elections, including distribution options and default distributions.

The New Executive Deferral Plan generally allows officers and certain other key members of management of the Company to defer the payment of certain cash compensation they may earn. Elections to defer any element of compensation must be made in the calendar year prior to the year in which the amount is earned. Amounts may be deferred until separation of service from regular employment from the Company, unless the participant has suffered a financial hardship or elected an early distribution at the time the deferral commitment is made. Upon a participant’s separation of service before age 55 or on or after age 55 with less than 10 years of service, benefits are payable in 36 substantially equal monthly installments. Upon a participant’s separation of service on or after age 55 with 10 years of service or due to a disability, benefits are payable, in accordance with the participant’s distribution election, either in a lump sum or in substantially equal monthly payments over five, ten or fifteen years. The benefits under the Deferral Plan are paid through a grantor trust. Effective 2006, a participant’s account under the New Executive Deferral Plan accrues interest using the previous monthly average of the closing yield to maturity as reported by Bloomberg of the Company’s most junior publicly traded debt as of December 1 of the prior plan year. The monthly average of the closing yield to maturity as of October 31, 2005 was 9.4786%. The amended Existing Executive Deferral Plan and the New Executive Deferral Plan are being filed with this Current Report on Form 8-K as Exhibit 10.5(b) and Exhibit 10.40, respectively.

Form of Award Agreement for Amended and Restated 1999 Incentive Plan

On November 28, 2005, the Compensation and Human Resources Committee approved the revised Form of Award Agreement for future awards to be made pursuant to the Amended and Restated 1999 Incentive Plan (the “Incentive Plan”), effective January 1, 2006. The changes to the Form of Award Agreement eliminate accelerated vesting of stock options when the share price exceeds two times the strike price for five consecutive trading days. In addition, the revised Form of Award Agreement provides that in the event of retirement, death, or disability, stock options would expire on the earlier of five years from the date of retirement, death or disability, or at the end of the stated option term. The revised Form of Award Agreement also retains the full option exercise period if an employee terminates within two years following a change of control. The Form of Award Agreement for the Incentive Plan is filed with this Current Report on Form 8-K as Exhibit 10.16(a).

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2006 Base Salaries

On November 28, 2005, the Compensation and Human Resources Committee approved the 2006 base salaries (effective as of January 1, 2006) for the officers of the Company, including the eight named executive officers. The following table sets forth the base salaries for the named executive officers of the Company for 2006:

Name and Position	Base Salary
Dan F. Smith, President and Chief Executive Officer	$1,250,000
Morris Gelb, Executive Vice President and Chief Operating Officer	$752,544
T. Kevin DeNicola, Senior Vice President and Chief Financial Officer	$514,644
Ed Dineen, Senior Vice President, Chemicals and Polymers	$492,596
Kerry A. Galvin, Senior Vice President, General Counsel and Secretary	$477,256
John A. Hollinshead, Vice President, Human Resources	$375,804
James Bayer, Senior Vice President, Manufacturing	$373,412
Bart de Jong, Vice President and President, Millennium Inorganic Chemicals Inc.	$338,260

Non-Employee Director Compensation Matters:

Elective Deferral Plan for Non-Employee Directors

On November 30, 2005, the Corporate Responsibility and Governance Committee of the Company agreed to amend, as of December 31, 2004, the existing Elective Deferral Plan for Non-Employee Directors (the “Existing Director Deferral Plan”) such that the cash portion of a participant’s account under the Existing Director Deferral Plan accrues interest using the previous monthly average of the closing yield to maturity as reported by Bloomberg of the Company’s most junior publicly traded debt as of December 1 of the prior plan year, and agreed to freeze, as of December 31, 2004, further deferrals into the Existing Director Deferral Plan, and adopted the new Elective Deferral Plan for Non-Employee Directors (the “New Director Deferral Plan”), effective January 1, 2005. The New Director Deferral Plan has terms and conditions substantially similar to the previous plan, except as set forth below. In response to the Act, the New Director Deferral Plan contains new definitions of change in control, disability and financial hardship; different provisions related to available distributions, including early distributions and de minimums distributions; and new requirements for deferral elections. The New Director Deferral Plan also modifies the interest crediting rate and establishes new requirements for deferral distribution elections, including available distribution options.

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The New Director Deferral Plan provides Non-Employee Directors with the option to have all or a portion of the annual cash retainer, committee chair and member fees, and Chairman of the Board fee, which are credited annually, (1) paid in cash currently, (2) deferred under the New Director Deferral Plan as cash or (3) deferred under the New Director Deferral Plan as deferred stock units. Deemed dividends attributed to deferred stock units are credited under the New Director Deferral Plan as additional deferred stock units. The cash portion of a participant’s account under the New Director Deferral Plan accrues interest using the previous monthly average of the closing yield to maturity as reported by Bloomberg of the Company’s most junior publicly traded debt as of December 1 of the prior plan year. The monthly average of the closing yield to maturity as of October 31, 2005 was 9.4786%. Prior to each deferral period, Non-Employee Directors may elect some of all of their deferrals under the New Director Deferral Plan to be held as deferred cash with an interest credit or as deferred stock units with dividend equivalents credited as additional deferred stock units. The deferred stock units do not carry voting rights.

Under the New Director Deferral Plan, the minimum amount that may be elected to be deferred is $8,000 and the maximum is 100 percent of the director’s annual cash retainer, committee chair and member fees and Chairman of the Board fee per year. Amounts may be deferred until Board service ends, unless the director has suffered a financial hardship or elected an early distribution at the time the deferral commitment is made. Upon the director’s death or termination of Board service, benefits are payable, in accordance with the director’s prior election, either in a lump sum or in substantially equal monthly payments over five, ten or fifteen years. All payments from the New Director Deferral Plan, including payments with respect to deferred stock units, will be made in cash. The benefits under the New Director Deferral Plan are paid through a grantor trust. The amended Existing Director Deferral Plan and the New Director Deferral Plan are being filed with this Current Report on Form 8-K as Exhibit 10.11(b) and Exhibit 10.41, respectively.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.5(b)	Amendment to Amended and Restated Executive Deferral Plan

10.11(b)	Amendment to Amended and Restated Elective Deferral Plan for Non-Employee Directors

10.16(a)	Form of Award Agreement for Amended and Restated 1999 Incentive Plan

10.17	Amended and Restated Executive Severance Pay Plan

10.40	New Executive Deferral Plan

10.41	New Director Deferral Plan

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By:	/s/ Kerry A. Galvin
Name:	Kerry A. Galvin
Title:	Senior Vice President, General Counsel & Secretary

Date: December 2, 2005

INDEX TO EXHIBITS

Exhibit Number	Description
10.5(b)	Amendment Amended and Restated Executive Deferral Plan

10.11(b)	Amendment to Amended and Restated Elective Deferral Plan for Non-Employee Directors

10.16(a)	Form of Award Agreement for Amended and Restated 1999 Incentive Plan

10.17	Amended and Restated Executive Severance Pay Plan

10.40	New Executive Deferral Plan

10.41	New Director Deferral Plan